Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

ENTRAVISION COMMUNICATIONS CORPORATION

Offer to Exchange All of Our Outstanding

8.750% Senior Secured First Lien Notes due 2017

(CUSIP Nos. 29382T AC1 and U2937A AB4)

For

Our new 8.750% Senior Secured First Lien Notes due 2017

That Have Been Registered

Under the Securities Act of 1933

Pursuant to the Prospectus dated             , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”).

The Exchange Agent for the Exchange Offer is Wells Fargo Bank, National Association.

By Facsimile Transmission: (For Eligible Institutions Only) (612) 667-6282 Attention: Bondholder Communications Confirm by Telephone: (800) 344-5128	By Registered or Certified Mail: Wells Fargo Bank, N.A. 45 Broadway, 12th Floor New York, NY 10006 Attention: Bondholder Communications

By Regular Mail or Overnight Courier: Wells Fargo Bank, N.A. 45 Broadway, 12th Floor New York, NY 10006 Attention: Bondholder Communications	By Hand: 45 Broadway, 12th Floor New York, NY 10006 Attention: Bondholder Communications

TO TENDER OUTSTANDING NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE OR IN ACCORDANCE WITH DTC’S APPLICABLE PROCEDURES AT OR BEFORE THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

As set forth in the prospectus dated                  , 2010 (the “Prospectus”), of Entravision Communications Corporation, a Delaware corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery must be used to accept the Exchange Offer for up to $400,000,000 in aggregate principal amount of its 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 8.750% Senior Secured First Lien Notes due 2017 (the “Outstanding Notes”), if at or before the Expiration Time: (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent; (2) Outstanding Notes cannot be delivered to the Exchange Agent; or (3) the procedures for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or before the Expiration Time. The Prospectus and Letter of Transmittal, as each may be amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer.”

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal (receipt of which are hereby acknowledged), the undersigned hereby tenders to the Company the principal amount of Outstanding Notes (in exchange for a like principal amount of Exchange Notes) set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and in Instruction 2 to the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal.

Total Principal Amount of Outstanding Notes Tendered:*	If Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	DTC Account Number

Certificate Nos. (if available)

______________________

*	The minimum permitted tender is $2,000 in principal amount of Outstanding Notes and integral multiples of $1,000 in excess thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x
	Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number(s):

Must be signed by the registered holder(s) of Outstanding Notes as their name(s) appear(s) on the Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Telephone Number:

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an institution that is a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Outstanding Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Outstanding Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent’s Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Depository Trust Company, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm		Authorized Signature

Address		Title

Name:
Zip Code		(Please Type or Print)

Dated:
Telephone Number

NOTE:	DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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